Exhibit 5.1

555 South Flower Street  ●  Fiftieth Floor  ●  Los Angeles, California 90071.2452

Telephone: +1.213.489.3939  ●  jonesday.com

October 4, 2024

Mullen Automotive Inc.
1405 Pioneer Street
Brea, California 92821

Re:	Registration on Form S-1 of 30,000,000 Shares of Common Stock of Mullen Automotive Inc.

Ladies and Gentlemen:

We have acted as counsel for Mullen Automotive Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, of up to 30,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of (i) shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Company’s convertible notes, in the form of Exhibit A to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 14, 2024, by and among the Company and the investors listed on the Buyer Schedules attached thereto (the “Notes”); and (ii) shares of Common Stock (the “Warrant Shares” and, together with the Conversion Shares, the “Securities”) issuable upon the exercise of warrants (the “Warrants”), in the form of Exhibit B to the Purchase Agreement, in each case, by the selling stockholders identified in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect the registration of the Securities under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Conversion Shares, when issued by the Company upon conversion of the Notes pursuant to the terms and conditions of the Notes, will be validly issued, fully paid and nonassessable.

2.	The Warrant Shares, when issued by the Company upon exercise of the Warrants and full payment of the exercise price pursuant to the terms and conditions of the Warrants and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

With regard to our opinions above, we have assumed that the resolutions authorizing the Company to issue and deliver the Securities will remain in full force and effect at all times at which the Securities are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions.

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Mullen Automotive Inc.

October 4, 2024

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day